Registration Statement No. 333-188820

Registration Statement No. 333-181788

Registration Statement No. 333-174930

Registration Statement No. 333-167127

Registration Statement No. 333-161390

Registration Statement No. 333-143116

Registration Statement No. 333-129116

Registration Statement No. 333-115725

Registration Statement No. 333-88663

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-188820

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-181788

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-174930

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-167127

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-161390

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-143116

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-129116

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-115725

Post-Effective Amendment No. 2 on Form S-8 POS to Form S-4 Registration Statement No. 333-88663

GENTIVA HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-4335801
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3350 Riverwood Parkway, Suite 1400, Atlanta, Georgia	30339-3314
(Address of Principal Executive Offices)	(Zip Code)

Gentiva Health Services, Inc. 2004 Equity Incentive Plan (amended and restated as of March 16, 2011), as amended by Amendment No. 1 thereto

Gentiva Health Services, Inc. Employee Stock Purchase Plan

Gentiva Health Services, Inc. Stock & Deferred Compensation Plan for Non-Employee Directors

Gentiva Health Services, Inc. 2004 Equity Incentive Plan (Amended and Restated as of March 16, 2011)

Amended and Restated Gentiva Health Services, Inc. 2004 Equity Incentive Plan

Gentiva Health Services, Inc. 2004 Equity Incentive Plan

Stock Option Agreements with Olsten Corporation (as assumed by Gentiva Health Services, Inc.)

Gentiva Health Services, Inc. 1999 Stock Incentive Plan

(Full title of the plans)

Joseph L. Landenwich, Esq.

Co-General Counsel and Corporate Secretary

Kindred Healthcare, Inc.

680 South Fourth Street

Louisville, Kentucky 40202

(502) 596-7300

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this “Post-Effective Amendment”) relates to the following Registration Statements on Form S-8 and Form S-8 POS to Form S-4 (collectively, the “Registration Statements”) of Gentiva Health Services, Inc. (the “Registrant”):

•	Registration Statement No. 333-188820, filed with the Securities and Exchange Commission (the “Commission”) on May 24, 2013, pertaining to the registration of 1,600,000 shares of common stock, par value $0.10 per share (the “Common Stock”), issuable pursuant to the Gentiva Health Services, Inc. 2004 Equity Incentive Plan (amended and restated as of March 16, 2011), as amended by Amendment No. 1 thereto;

•	Registration No. 333-181788 , filed with the Commission on May 31, 2012, pertaining to (i) the registration of 1,800,000 shares of Common Stock, issuable pursuant to the Gentiva Health Services, Inc. Employee Stock Purchase Plan, and (ii) the registration of 350,000 shares of Common Stock, issuable pursuant to the Gentiva Health Services, Inc. Stock & Deferred Compensation Plan for Non-Employee Directors;

•	Registration No. 333-174930, filed with the Commission on June 16, 2011, pertaining to the registration of 2,100,000 shares of Common Stock, issuable pursuant to the Gentiva Health Services, Inc. 2004 Equity Incentive Plan (amended and restated as of March 16, 2011);

•	Registration No. 333-167127, filed with the Commission on May 27, 2010, pertaining to the registration of 1,500,000 shares of Common Stock, issuable pursuant to the Gentiva Health Services, Inc. Employee Stock Purchase Plan;

•	Registration No. 333-161390, filed with the Commission on August 17, 2009, pertaining to the registration of 600,000 shares of Common Stock, issuable pursuant to the Amended and Restated Gentiva Health Services, Inc. 2004 Equity Incentive Plan;

•	Registration No. 333-143116, filed with the Commission on May 21, 2007, pertaining to the registration of 150,000 shares of Common Stock, issuable pursuant to the Gentiva Stock & Deferred Compensation Plan for Non-Employee Directors;

•	Registration No. 333-129116, filed with the Commission on October 19, 2005, pertaining to the registration of 1,200,000 shares of Common Stock, issuable pursuant to the Gentiva Health Services, Inc. Employee Stock Purchase Plan;

•	Registration No. 333-115725, filed with the Commission on May 21, 2004, pertaining to the registration of 3,862,590 shares of Common Stock, issuable pursuant to the Gentiva Health Services, Inc. 2004 Equity Incentive Plan;

•

Registration No. 333-88663, filed with the Commission on March 27, 2000, pertaining to the registration of 8,085,693 shares of Common Stock, issuable pursuant to the Gentiva Health Services, Inc. 1999 Stock Incentive Plan, Gentiva Health Services, Inc. Stock & Deferred Compensation Plan for Non-Employee Directors, Gentiva Health Services, Inc.

Employee Stock Purchase Plan and under stock option agreements with Olsten Corporation, a Delaware corporation, and assumed by the Registrant upon the consummation of the merger of Olsten and Staffing Acquisition Corporation, a Delaware corporation, and the split-off of the Registrant from Olsten.

On October 9, 2014, the Registrant entered into an Agreement and Plan of Merger, as it may be amended from time to time, by and among the Registrant, Kindred Healthcare, Inc., a Delaware corporation (“Kindred”), and Kindred Healthcare Development 2, Inc., a Delaware corporation (“Merger Sub”) (the “Merger Agreement”). Pursuant to the Merger Agreement, on February 2, 2015, Merger Sub merged with and into the Registrant, with the Registrant continuing as the surviving corporation and becoming the wholly owned subsidiary of Kindred (the “Merger”).

In connection with the consummation of the Merger, the offerings pursuant to the Registration Statements have been terminated. In accordance with undertakings made by the Registrant to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offerings, the Registrant hereby removes from registration the securities of the Registrant registered but unsold under the Registration Statements. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 and Form S-8 POS to Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 2nd day of February, 2015.

Gentiva Health Services, Inc.

By:	/s/ Benjamin A. Breier
Benjamin A. Breier
President and Chief Operating Officer
(Principal Executive Officer)

By:	/s/ John J. Lucchese
John J. Lucchese
Senior Vice President and Chief Accounting Officer
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statements has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ Benjamin A. Breier Benjamin A. Breier	President and Chief Operating Officer (Principal Executive Officer)	February 2, 2015

By:	/s/ John J. Lucchese John J. Lucchese	Senior Vice President and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	February 2, 2015

By:	/s/ Joseph L. Landenwich	Director	February 2, 2015
Joseph L. Landenwich

By:	/s/ Stephen Cunanan	Director	February 2, 2015
Stephen Cunanan

By:	/s/ Douglas L. Curnutte	Director	February 2, 2015
Douglas L. Curnutte

4